SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 18, 2006

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 18, 2006, Triumph Group, Inc. (the “Company”) completed the issuance and sale of $201,250,000 aggregate principal amount of its 2.625% Convertible Senior Subordinated Notes due 2026 (the “Notes”) to Banc of America Securities LLC (the “Initial Purchaser”) in a transaction that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act.  The offer and resales of the Notes by the Initial Purchaser were made to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  The Company received net proceeds from the sale of the Notes of approximately $195,500,000, after deducting the Initial Purchaser’s discounts and estimated offering expenses.

In connection with the issuance and sale of the Notes, the Company entered into an indenture (the “Indenture”), dated as of September 18, 2006, with The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and a registration rights agreement (the “Registration Rights Agreement”), dated as of September 18, 2006, with the Initial Purchaser.

The terms of the Notes are governed by the Indenture.  The Notes will mature on October 1, 2026, unless earlier converted, redeemed or repurchased.  Interest on the Notes accrues at the rate of 2.625% per year, payable semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2007.  During the period commencing on October 6, 2011 and ending on, but excluding, April 1, 2012 and each six-month period from October 1 to March 30 or from April 1 to September 30 thereafter, the Company will pay contingent interest during the applicable interest period if the average “trading price” (as defined in the Indenture) of a Note for the five consecutive trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals or exceeds 120% of the principal amount of the Notes.  The contingent interest payable per Note in respect of any six-month period will equal 0.25% per annum calculated on the average trading price of a Note for the relevant five trading day period.

The Notes are direct, unsecured, senior subordinated obligations of the Company, and rank (i) junior in right of payment to all of the Company’s existing and future senior indebtedness, (ii) equal in right of payment with any other future senior subordinated indebtedness, and (iii) senior in right of payment to all subordinated indebtedness.  The Notes will be effectively junior to the Company’s subsidiaries’ existing and future indebtedness and other liabilities, including trade payables.

The Notes are convertible into the Company’s common stock at a rate equal to 18.3655 shares per $1,000 principal amount of the Notes (equal to an initial conversion price of approximately $54.45 per share), subject to adjustment as described in the Indenture.  The Notes will be convertible, at the holder’s option, into shares of the Company’s common stock from and after the date of the following events:

•                                        during any fiscal quarter commencing after September 30, 2006 (and only during such quarter), if the “last reported sale price” (as defined in the Indenture) of the Company’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

•                                        during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Company’s common stock and the conversion rate for the Notes on each such day;

•                                        if the Company calls the Notes for redemption;

•                                        upon the occurrence of certain corporate transactions, as more fully described in the Indenture; or

•                                        during the two month period prior to maturity of the Notes.

Upon conversion, the Company will deliver to the holder surrendering the Notes for conversion, for each $1,000 principal amount of Notes, an amount consisting of cash equal to the lesser of $1,000 and the Company’s total conversion obligation and, to the extent that the Company’s total conversion obligation exceeds $1,000, at the Company’s election, cash or shares of the Company’s common stock in respect of the remainder.

Prior to October 6, 2011, the Notes are not redeemable. The Company may redeem some or all of the Notes in cash at its option, on or after October 6, 2011, upon at least 30 days but no more than 60 days notice to the holders of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption.  In addition, holders of the Notes will have the right to require the Company to repurchase for cash all or a portion of their Notes on October 1, 2011, 2016 and 2021, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to, but not including, the date of repurchase.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders of the Notes will have the right, subject to certain conditions, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to, but not including, the date that is 30 days following the date of the notice of a fundamental change mailed by the Company.

The Indenture also contains customary events of default.  If an event of default under the Indenture occurs and is continuing, then the Trustee, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Notes, by notice to the Company and the Trustee, may declare the principal amount of the Notes, along with accrued and unpaid interest, contingent interest and additional amounts, if any, immediately due and payable.

Pursuant to the Registration Rights Agreement, the holders of the Notes have been granted certain registration rights. Under the Registration Rights Agreement, the Company agreed to file with the SEC within 90 days after the first date of original issuance of the Notes a shelf registration statement covering resales of the Notes and any common stock issuable upon their conversion, use reasonable best efforts to cause the shelf registration statement to become effective within 180 days after the first date of original issuance of the Notes, and use reasonable best efforts to keep the shelf registration statement effective until the earlier of (i) the sale under the shelf registration statement or Rule 144 under the Securities Act of all of the Notes and any shares of the Company’s common stock issued upon their conversion and (ii) the expiration of the holding period applicable to the Notes and the shares of the Company’s common stock issued or issuable upon their conversion held by persons that are not the Company’s affiliates under Rule 144(k) under the Securities Act.  The Company agreed to pay additional amounts to the holders of the Notes if it does not comply with the foregoing obligations.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.3 to this Current Report on Form 8-K, respectively, and which are incorporated into this Item 1.01 by reference.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02               Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description of Document

4.1	Indenture, dated as of September 18, 2006, between Triumph Group, Inc. and The Bank of New York Trust Company, N.A. relating to the 2.625% Convertible Senior Subordinated Notes Due 2026.

4.2	Form of the 2.625% Convertible Senior Subordinated Note Due 2026. (Included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of September 18, 2006, between Triumph Group, Inc. and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2006		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of September 18, 2006, between Triumph Group, Inc. and The Bank of New York Trust Company, N.A. relating to the 2.625% Convertible Senior Subordinated Notes Due 2026.

4.2	Form of the 2.625% Convertible Senior Subordinated Note Due 2026. (Included as Exhibit A to Exhibit 4.1).

4.3	Registration Rights Agreement, dated as of September 18, 2006, between Triumph Group, Inc. and Banc of America Securities LLC.